UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2015

(Date of earliest event reported: August 7, 2015)

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or by-Laws; Change in Fiscal Year.

On August 7, 2015, the stockholders of the corporation approved an increase in the authorized number of shares of common stock to 300 million shares and the cancellation of the existing authorized but unissued preferred shares. On the same date, Exhibit 3.1 below was submitted to the Secretary of State of the State of Nevada for filing with an anticipated effective date within one business day of filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 7, 2015, the stockholders of the corporation approved an increase in the authorized number of shares of common stock to 300 million shares and the cancellation of the existing authorized but unissued preferred shares. At a special meeting of stockholders, 87,752,635 shares voted in favor of the proposed amendment to the Certificate of Incorporation and 4,043,164 shares voted against the proposal.

Item 9.01 Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation filed with the Secretary of State of the State of Nevada. (Filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: August 10, 2015	By:	/s/ Douglas Beplate
Douglas Beplate Chief Executive Officer